Exhibit 10.4.3

GUARANTY AGREEMENT

This Guaranty Agreement (the “Agreement”) is made this 18th day of December, 2014 by John Villano, an individual with an address at 59 Northford Road, Branford, Connecticut 06405, Jeffrey Villano, an individual with an address at 129 Catullo Drive, Guilford, Connecticut 06437, and JJV, LLC with offices at 23 Laurel Street, Branford, Connecticut 06405 (collectively, the “Guarantors”), in favor of Bankwell Bank, a Connecticut banking corporation, with an address at 208 Elm Street, New Canaan, Connecticut 06840 (the “Lender”).

Background

A.        Sachem Capital Partners, LLC, a Connecticut limited liability company (the “Borrower”) is indebted to the Lender in the original principal amount of up to Five Million and 00/100 Dollars ($5,000,000.00) (the “Loan”) as evidenced by that certain Revolving Note dated of even date herewith from the Borrower to Lender in the original principal amount of up to $5,000,000.00 (as amended, restated, extended, supplemented or reconstituted from time to time, together with any note or notes given in substitution or replacement thereof, the “Note”) which is secured by, among other things, that certain Commercial Revolving Loan and Security Agreement dated of even date herewith from Borrower to Lender (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Security Agreement”) securing all of the business assets of Borrower as described therein (the “Collateral”).

B.        The Guarantors each own (directly or indirectly) an interest in the Borrower, and each will receive a financial benefit from the Lender making the Loan to the Borrower.

C.        The Lender has requested that the Guarantors, and the Guarantors have agreed to, unconditionally, jointly and severally, guaranty to the Lender repayment and performance of all indebtedness, liabilities and obligations of the Borrower to the Lender in connection with the Loan pursuant to the terms of this Agreement.

Agreement

In consideration of the Background which is incorporated by reference, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and the representations, covenants and warranties contained herein, the parties, intending to be bound legally, agree as follows:

ARTICLE 1

THE GUARANTY

1.01     The Guaranty. The Guarantors unconditionally and irrevocably, jointly and severally, if more than one, guaranty to the Lender the full and prompt payment and performance of all liabilities of the Borrower to the Lender pursuant to the Note and all other documents and agreements evidencing, securing and/or relating to the Loan (collectively, the “Loan Documents”) As used herein, “liabilities” means any and all liabilities and obligations of the Borrower to the Lender under the Loan Documents, whether direct or indirect, primary or secondary, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced, or whether evidenced by any agreement or instrument, including, without limitation, the Note, and further including, without limitation, all costs, expenses and reasonable attorneys’ fees and professionals’ fees incurred in the collection of the liabilities and in any litigation arising from any liability or this Agreement or in the defense, protection, preservation and enforcement of any rights, liens or remedies against the Borrower or in the defense, protection, preservation and enforcement of this Agreement. All payments by the Guarantors shall be paid in lawful money of the United States of America. Each and every payment, obligation or liability guaranteed hereunder shall give rise to a separate cause of action and separate lawsuits; lawsuit may, but need not be, brought hereunder as each cause of action arises.

1.02      Unconditional Nature of Guaranty.

A.       The obligations of the Guarantors under this Agreement are irrevocable, absolute and unconditional and shall remain in full force and effect until the liabilities guarantied hereunder shall have been fully and finally paid and performed. The Guarantors further guaranty that all payments made by the Borrower with respect to any liabilities guarantied will, when made, be final and agrees that if any such payment is recovered from or repaid by the Lender in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, this Agreement shall continue to be fully applicable to such liabilities to the same extent as though the payment so recovered or repaid had never been originally made as to such liabilities. This Agreement shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or consent of, the Guarantors:

1.         The compromise, settlement, change or modification, whether material or otherwise, of the liabilities, obligations, covenants or agreements of the Borrower;

2.         The failure to give notice to the Guarantors of the occurrence of an “Event of Default” (as defined in the Loan Documents) under the terms and provisions of this Agreement, the Note or the other Loan Documents;

3.         The waiver by the Lender of the payment, performance or observance by any or all the Guarantors or the Borrower of any of their respective liabilities, obligations, covenants or agreements of any of them contained in the Note, this Agreement or the other Loan Documents;

4.         The extension of time for payment of any principal or interest due and owing under the Note or under this Agreement or of the time for performance of any other obligation, covenant or agreement arising out of the Note, this Agreement or the other Loan Documents or the extension or the renewal of any thereof;

5.        The modification or amendment (whether material or otherwise) of any duty, liability, obligation, covenant or agreement set forth in the Note or the other Loan Documents;

6.         The taking or the failure to take any of the actions referred to in the Note, this Agreement or the other Loan Documents;

7.         Any failure, omission or delay on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred on the Lender in this Agreement, the Note or the other Loan Documents;

8.        The full or partial discharge of the Borrower in bankruptcy or similar proceedings or otherwise;

9.        The release or discharge, in whole or in part, or the death, bankruptcy, liquidation or dissolution of any other person or entity other than the Guarantors who has guaranteed the Borrower’s obligations to the Lender;

10.       The exchange, release or surrender of all or any of the collateral held by the Lender as security for the liabilities; or

11.       The default or failure of the Guarantors, subject to the giving of notice and the expiration of the applicable grace period, fully to perform any of its obligations set forth in this Agreement.

B.        The Guarantors agree that no act or omission of any kind or at any time on the part of the Lender or its successors and assigns, with respect to any matter whatsoever shall in any way impair the rights of the Lender to enforce any right, power or benefit under this Agreement and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Guarantors have or may have against the Lender, or any assignee or successor thereof shall be available hereunder to the Guarantors against the Lender.

1.03      Right of the Lender to Proceed Against the Guarantors.

A.       Upon any failure in the payment or performance of any liability guarantied hereby, the liability of the Guarantors shall be effective immediately without notice and shall be payable or performable on demand without any suit or action against the Borrower. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right.

B.        The Lender, in its sole discretion, shall have the right to proceed first and directly against the Guarantors under this Agreement, without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the Lender.

C.        This Agreement is entered into by the Guarantors for the benefit of the Lender and its successors and assigns, all of whom shall be entitled to enforce performance and observance of this Agreement.

1.04      Liquidation of Collateral. Without in any way limiting the Lender’s right to enforce this Agreement against the Guarantors, the Guarantors acknowledge that the Lender shall have the right to apply the proceeds of the liquidation of any collateral first to the obligations outstanding under the Loan.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.01      Guarantors’ Representations and Warranties. The Guarantors represent and warrant that:

A.        The Guarantors have received reasonably equivalent value in exchange for his execution of this Agreement. The aggregate fair value of the assets of the Guarantors are, on the date hereof, and will be after execution of this Agreement, in excess of the aggregate amount of the liabilities and obligations of the Guarantors (fixed, contingent or otherwise). The Guarantors anticipate that they will have sufficient net cash flow to pay all of their liabilities and obligations as they become due after the execution of this Agreement. The Guarantors represent that they do not have unreasonably small capital as a result of the transaction evidenced by this Agreement.

B.         The Guarantors have the legal capacity to enter into this Agreement.

C.         The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions of this Agreement is not prevented or limited by and does not conflict with or result in a breach of the terms, conditions or provisions of any contractual or other restriction on the Guarantors, or agreement or instrument of any nature to which the Guarantors are now a party or by which the Guarantors or their property are bound, or constitutes a default under any of the foregoing.

D.        This Agreement constitutes a valid and legally binding obligation of the Guarantors, enforceable in accordance with its terms.

E.         There is no action, suit or proceeding pending, or to the knowledge of the Guarantors threatened, against or materially affecting the Guarantors or their assets before any court or administrative agency that might adversely affect the ability of the Guarantors to perform the obligations under this Agreement.

F.         All reports, statements and other data furnished by the Guarantors to the Lender in connection with the Loan are true, correct and complete in all material respects and do not omit any fact or circumstance which would make the statements contained therein misleading; present fairly the financial position of the Guarantors as of the date stated therein, and the results of the Guarantors’ operation and changes in financial position for the years then ended and the statements are prepared in conformity with generally accepted accounting principles consistently applied; and that no material adverse change has occurred in the financial condition of the Guarantors or their assets since the date of the financial statement.

G.          The Guarantors have filed all required federal, state and local tax returns and have paid all taxes as shown on such returns. No claims have been assessed and remain unpaid with respect to such taxes.

H.         The Guarantors have not received any notice, order, petition or similar document in connection with or arising out of any violation or possible violation, of any environmental, health or safety law, regulation or order, and knows of no basis for any such violation or threat thereof.

2.02      Affirmative Covenants. So long as this Agreement shall be in full force and effect, the individual Guarantors agree that they will deliver to the Lender within thirty (30) days of filing copies of the signed federal, state and local tax returns of the individual Guarantors together with all supporting schedules. The individual Guarantors shall also furnish annually to the Lender or cause to be furnished, (a) within thirty (30) days after the close of each calendar year during the term of the Loan, a current financial statement in form and substance required by Lender, and (b) such other financial information in such detail as the Lender may reasonably require within fifteen (15) days of the Lender’s request for same. JJV, LLC shall provide Lender with its current federal tax return within sixty (60) days of its fiscal year end; a quarterly management prepared balance sheet and income statement within thirty (30) days of each fiscal quarter end; and any other financial information in form and substance Lender may require within fifteen (15) days of such request.

ARTICLE 3

NOTICE AND SERVICE OF PROCESS, PLEADINGS AND OTHER PAPERS

3.01      Designation of Agent for Services of Process. The Guarantors represent, warrant and covenant that they are subject to service of process in the state of Connecticut and that it will remain so subject so long as any of the liabilities are outstanding.

3.02      Consent to Service of Process. The Guarantors irrevocably (a) agree that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of record of the state of Connecticut or the courts of the United States located in Connecticut, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waives any objection which the Guarantors may have to the laying of venue of any such suit, action or proceeding in any of such courts.

3.03      Notices. All notices or other communications required or permitted to be given hereunder shall be considered properly given if sent by a nationally recognized overnight messenger service or mailed first-class United States mail, postage-prepaid, registered or certified mail, with return receipt requested, or by delivery of same to the address listed below by prepaid messenger or telegram, as follows:

If to Guarantors:	John Villano
59 Northford Road
Branford, Connecticut 06405

Jeffrey Villano
129 Catullo Drive
Guilford, Connecticut 06437

JJV, LLC
23 Laurel Street
Branford, Connecticut 06405

With a copy to:	Parks & Pearson, LLC
765 East Main Street
Branford, Connecticut 06405
Attn: Philip Parks, Esq.

If to Lender to:	Bankwell Bank
208 Elm Street
New Canaan, CT 06840

With a copy to:	Murtha Cullina LLP
177 Broad Street
Stamford, CT 06901
Attention: Scott M. Gerard, Esq.

or such other place as any party hereto may be notified in writing as a place for service or notice hereunder. Notice so sent shall be effective upon delivery to such address, whether or not receipt thereof is acknowledged or is refused by the addressee or any person at such address.

ARTICLE 4

GENERAL PROVISIONS

4.01     Other Guarantors. The Guarantors acknowledge that other individuals or entities may also guaranty the liabilities of the Borrower (the “Other Guarantors”) and that they are unconditionally delivering this Agreement to the Lender. The Guarantors further acknowledge that the failure of any of the Other Guarantors to execute and deliver their respective guarantees or the discharge of any of the Other Guarantors and their respective guarantied obligations shall not discharge the liability of the Guarantors.

4.02     Final Expression; Modifications. The Guarantors acknowledge that this writing is a final expression and a complete and exclusive statement of the terms of this Agreement. No course of prior dealing between the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement or modify any terms, and there are no conditions to the full effectiveness of this Agreement.

4.03      No Remedy Exclusive; Effect of Waiver. No remedy conferred herein upon or reserved to the Lender is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement. A waiver on one occasion shall not be a bar to or waiver of any right on any other occasion.

4.04      Counterparts. This Agreement supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

4.05     Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

4.06      Connecticut Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

4.07     Amendments. This Agreement and any term, covenant or condition hereof may not be changed, waived, discharged, modified or terminated except by a writing executed by the parties hereto.

4.08     Waivers; Payment of Costs.

A.       The Guarantors expressly waive demand, presentment, protest, and notice of the acceptance of this Agreement and of any loans made, extensions granted or other action taken in reliance hereon and all other demands and notices of any description in connection with this Agreement, the liabilities hereunder or otherwise.

B.         The Guarantors agree to pay all costs and expenses, including reasonable attorneys’ fees and professionals’ fees, arising out of or with respect to the validity, enforcement or preservation of this Agreement.

C.         THE GUARANTORS ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE LENDER MAY DESIRE TO EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. THE GUARANTORS ACKNOWLEDGE THAT THEY MAKE THIS WAIVER KNOWINGLY, WITHOUT DURESS, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEY.

D.         THE GUARANTORS WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND THE DEFENSE OR THE ENFORCEMENT OF ANY OF THE LENDER’S RIGHTS AND REMEDIES. THE GUARANTORS ACKNOWLEDGE THAT THEY MAKE THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEY.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

The Guarantors have executed this Agreement on the date first above written.

GUARANTORS:
Signed, sealed and delivered in the presence of (as to all):
/s/ Philip Parks	/s/ John Villano
John Villano, individually
/s/ Scott Gerard	/s/ Jeffrey Villano
Jeffrey Villano, individually

JJV, LLC,
a Connecticut limited liability company

	By:	/s/ Jeffrey Villano
Jeffrey Villano
Manager

	By:	/s/ John Villano
John Villano
Manager